Exhibit 99.1
PHH Corporation Announces the Closing of $850 Million of TALF-Eligible
Asset Backed Notes Issued by Chesapeake Funding LLC
Mt. Laurel, NJ — September 11, 2009 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) today announced the successful closing by its indirect wholly-owned subsidiary, Chesapeake Funding LLC (“Chesapeake”), of the issuance and sale of $850 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Notes, Class A (the “Notes”). The Notes were rated AAA/Aaa by Standard & Poor’s Rating Services and Moody’s Investor Services respectively and qualified as “eligible collateral” under and as defined in the Term Asset-Backed Securities Loan Facility, or “TALF,” established by the Federal Reserve Bank of New York.
A portion of the net proceeds from the issuance and sale of the Notes will be used to repay a portion of Chesapeake’s Series 2006-1 Floating Rate Asset Backed Variable Funding Investor Notes, with the remaining proceeds expected to be used to fund the acquisition of vehicles to be leased to customers of PHH Vehicle Management Services, LLC (“PHH Arval”), the Company’s fleet management business. Commenting on the successful closing of the most recent Chesapeake transaction, George J. Kilroy, Acting Chief Executive Officer and President of PHH, stated: “With the second successful issuance this year of TALF eligible securities backed by our commercial fleet lease assets, PHH Arval continues to solidify its position as a leading provider of financing solutions for the commercial fleet industry. PHH is committed to providing a lease product to our fleet management clients that is consistent with our outstanding client service and award winning technology and innovation.”
The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration. The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall it constitute an offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2009
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act

of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268